Exhibit 99.1

FOR IMMEDIATE RELEASE

ServiceNow Reports Financial Results for Fourth Quarter and Fiscal Year 2012

Fourth Quarter Revenue Grew 92% Year-over-Year and 17% Quarter-over-Quarter

SAN DIEGO — January 30, 2013 – ServiceNow (NYSE: NOW), the enterprise IT cloud company, today announced its financial results for its fourth quarter and fiscal year 2012.

Fourth quarter 2012 results:

•	Revenues of $75.2 million, an increase of 92% compared to the fourth quarter of 2011, and an increase of 17% from the third quarter of 2012.

•

A GAAP net loss for the quarter of $9.9 million, or a loss of $0.08 per basic and diluted share, compared to a GAAP net loss of $6.8 million, or a loss of $0.32 per basic and diluted share, in the fourth quarter of 2011.

•

A non-GAAP net loss for the quarter of $0.6 million, or a loss of $0 per basic and diluted share, compared to a non-GAAP net loss of $3.6 million, or a loss of $0.17 per basic and diluted share, in the fourth quarter of 2011 (see the table entitled “Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).

•	Deferred Revenue of $170.4 million, a 15% increase over the $147.9 million reported at the end of the prior quarter.

•

Billings were $97.6 million, a 20% increase over the $81.2 million reported in the previous quarter and a 58% increase over the $61.9 million in the same period last year (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).

•	Backlog of $379.0 million, an 81% increase over the $209.9 million reported at the end of 2011. Backlog excludes deferred revenue as it represents future amounts to be invoiced under our agreements.

Fiscal 2012 results:

•	Revenues of $243.7 million, an increase of 90% compared to 2011.

•	A GAAP net loss for the year of $37.3 million, or a loss of $0.51 per basic and diluted share, compared to a GAAP net loss of $1.7 million, or a loss of $0.11 per basic and diluted share, in 2011.

•

A non-GAAP net loss for the year of $9.7 million, or a loss of $0.14 per basic and diluted share, compared to non-GAAP net income of $5.8 million, or income of $0.05 per basic and $0.04 per diluted share, in 2011 (see the table entitled “Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).

•

Billings were $309.4 million, a 72% increase over the $179.4 million reported in 2011 (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).

“ServiceNow’s 92% revenue growth in the fourth quarter was a strong finish to our fiscal year, a year in which we delivered 90% revenue growth and added 538 customers, bringing our cumulative customer count to 1,512 worldwide,” said Frank Slootman, president and chief executive officer, ServiceNow. “During the quarter we also achieved a customer renewal rate of 98% and upsells compromised more than 32% of our total annual contract value signed during the quarter, a testament to the value our existing customers are finding in the ServiceNow platform.”

“We continued to show growth across our key financial metrics and we exceeded our previously stated outlook on revenue and non-GAAP EPS,” added Michael Scarpelli, chief financial officer, ServiceNow. “Deferred revenue grew sequentially by 15%, marking the sixth consecutive quarter of double digit sequential growth, and we generated $16.7 million in operating cash flow for the quarter.”

Financial Outlook

The financial guidance discussed below is on a non-GAAP basis, except for revenues, and excludes stock-based compensation expense and the related income tax impact (see table which reconciles these non-GAAP financial measures to the related GAAP measures). Negative numbers are shown in parentheses.

For the first quarter of 2013, we expect:

•

Total revenues between $81.5 and $82.5 million, representing sequential growth between 8% and 10%. Our total first quarter revenues estimate consists of subscription revenues between $69 and $69.5 million and professional services and other revenues between $12.5 million and $13 million.

•	Subscription gross margin between 73% and 74%, professional services and other gross margin between 0% and 4%, and overall gross margin between 62% and 63%.

•	Operating margin between (4%) and (2%).

•	A loss per basic and diluted share between $0.05 and $0.04 with weighted-average shares outstanding of approximately 129 million.

For the full year 2013 we expect revenues to be in the range of $387 to $392 million, representing year-over-year growth between 59% and 61%. Our total annual revenues estimate consists of subscription revenues between $327 and $329 million and professional services and other revenues between $60 and $63 million.

Fourth quarter highlights

•

In November, ServiceNow closed its follow-on public offering, in which ServiceNow and selling shareholders sold 16,100,000 shares of common stock at a price of $28.00 per share, including the exercise in full by the underwriters of their option to purchase 2,100,000 shares of common stock. Of the 16,100,000 shares of ServiceNow’s common stock sold in the follow-on public offering, 1,897,500 shares were sold by ServiceNow and 14,202,500 shares were sold by selling stockholders. The offering generated net proceeds to the company of $50.6 million.

•	In November, ServiceNow ranked 33rd on the Deloitte Technology Fast 500, a list of the 500 fastest growing technology companies.

•

In December, Inc. Magazine recognized ServiceNow with a HirePower award, which honors America’s top 100 job creators. According to Inc., ServiceNow was the #1 job creator in the software industry and #14 overall.

Conference Call Details

ServiceNow will host a conference call to discuss its financial results for the fourth quarter of 2012 to begin today at 2 p.m. PDT (22:00 GMT). Interested parties may listen to the call by dialing 866.272.9941 (passcode: 20843149), or if outside North America, by dialing 617.213.8895 (passcode: 20843149). Individuals may access the live teleconference from the investor relations section of the ServiceNow web site at http://investors.servicenow.com. The webcast will be archived for a period of 30 days.

An audio replay of the conference call will also be available two hours after the call and will run for 30 days. To hear the replay interested parties may dial 888.286.8010 (passcode: 15709467), or if outside North America, by dialing 617.801.6888 (passcode: 15709467).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for gross margins, operating margins, net income or loss, basic and diluted income or loss per share, free cash flow and billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include stock-based compensation expense. Management believes the presentation of operating results excluding stock-based compensation expense provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Free cash flow, which is a non-GAAP financial measure, is calculated as GAAP net cash provided by operating activities reduced by purchases of property and equipment. Management believes information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Billings is calculated as revenue plus the change in total deferred revenue. Management believes billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward looking statements

This release contains “forward-looking statements” regarding our performance, including in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) possible fluctuations in our financial and operating results, (ii) our ability to grow at our expected rate of growth and anticipated revenue run rate, including our ability to convert deferred revenue and unbilled deferred revenue into revenue, successfully deploy new customers, and continue to release, and gain customer acceptance of, new and improved versions of our service, and (iii) errors, interruptions, delays, or security breaches of our service or web hosting.

Further information on these and other factors that could affect our financial results are included in our Form 10-Q for the quarter ended September 30, 2012 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended December 31, 2012.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow is the enterprise IT cloud company. We focus on transforming enterprise IT by automating and standardizing business processes and consolidating IT across the global enterprise. Organizations deploy our service to create a single system of record for enterprise IT, lower operational costs and enhance efficiency. Additionally, our customers use our extensible platform to build custom applications for automating activities unique to their business requirements. For more information, visit www.servicenow.com.

# # #

ServiceNow and the ServiceNow logo are registered trademarks of ServiceNow. All other brand and product names are trademarks or registered trademarks of their respective holders.

Media Contacts:

Liza S. Goldberg	or	Steve Schick
ServiceNow		ServiceNow
408.851.8553		408.961.2349
liza.goldberg@servicenow.com		steve.schick@servicenow.com

Kim McCrossen

Schwartz MSL

781.684.6253

servicenow@schwartzmsl.com

Investor Contact:

858.345.1756

ir@servicenow.com

ServiceNow, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues:
Subscription	$62,886	$34,555	$204,526	$110,886
Professional services and other	12,276	4,623	39,186	17,186

Total revenues	75,162	39,178	243,712	128,072

Cost of revenues (1):
Subscription	20,076	8,750	63,258	24,288
Professional services and other	12,232	7,241	40,751	22,336

Total cost of revenues	32,308	15,991	104,009	46,624

Gross profit	42,854	23,187	139,703	81,448

Operating expenses (1):
Sales and marketing	29,481	18,521	103,837	52,896
Research and development	13,235	4,273	39,333	11,276
General and administrative	9,676	5,575	34,117	16,046

Total operating expenses	52,392	28,369	177,287	80,218

Income (loss) from operations	(9,538)	(5,182)	(37,584)	1,230
Interest and other income (expense), net	456	(717)	1,604	(1,129)

Income (loss) before provision for income taxes	(9,082)	(5,899)	(35,980)	101
Provision for income taxes	849	906	1,368	1,758

Net income (loss)	$(9,931)	$(6,805)	$(37,348)	$(1,657)

Net income (loss) attributable to common stockholders—Basic and Diluted	$(9,931)	$(6,960)	$(37,656)	$(2,282)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.08)	$(0.32)	$(0.51)	$(0.11)

Diluted	$(0.08)	$(0.32)	$(0.51)	$(0.11)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	124,000,655	21,515,078	73,908,631	20,154,088

Diluted	124,000,655	21,515,078	73,908,631	20,154,088

(1) Includes total stock-based compensation expense for stock-based awards as follows:

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Cost of revenues:
Subscription	$1,415	$473	$3,929	$997
Professional services and other	610	122	1,574	273
Sales and marketing	3,337	1,210	10,189	2,583
Research and development	2,375	441	6,496	965
General and administrative	1,612	1,000	5,749	2,652

ServiceNow, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,989	$68,088
Short-term investments	195,702	—
Accounts receivable, net	78,163	44,860
Current portion of deferred commissions	14,979	6,087
Prepaid expenses and other current assets	13,596	9,928
Current portion of deferred tax assets	660	1,544

Total current assets	422,089	130,507
Deferred commissions, less current portion	11,296	4,597
Property and equipment, net	42,342	20,695
Other assets	2,387	524

Total assets	$478,114	$156,323

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$9,604	$9,411
Accrued expenses and other current liabilities	48,042	25,608
Current portion of deferred revenue	153,964	91,087
Current portion of deferred rent	17	455

Total current liabilities	211,627	126,561
Deferred revenue, less current portion	16,397	13,549
Deferred rent, less current portion	1,148	2,935
Other long-term liabilities	5,537	2,532
Convertible preferred stock	—	68,172
Stockholders’ equity (deficit)	243,405	(57,426)

Total liabilities, convertible preferred stock and stockholders’equity (deficit)	$478,114	$156,323

ServiceNow, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net loss	$(9,931)	$(6,805)	$(37,348)	$(1,657)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,664	1,221	13,506	3,015
Amorization of premiums on short-term investments, net	743	—	1,337	—
Amortization of deferred commissions	4,446	1,931	13,710	5,873
Stock-based compensation	9,349	3,246	27,937	7,470
Tax benefit from exercise of stock options	(1,161)	(41)	(1,694)	(62)
Deferred tax assets	(746)	—	(746)	—
Bad debt expense	236	—	384	—
(Gain) loss on disposal of property and equipment	—	72	(1)	132
Lease abandonment costs	(455)	—	2,467	—
Changes in operating assets and liabilities:
Accounts receivable	(22,276)	(19,728)	(33,341)	(27,496)
Deferred commissions	(8,650)	(5,282)	(29,175)	(11,701)
Prepaid expenses and other current assets	(6,779)	(1,575)	(2,537)	(3,667)
Other assets	(332)	(42)	(367)	(310)
Accounts payable	4,993	723	4,887	2,589
Accrued expenses and other current liabilities	18,304	6,551	22,948	10,790
Deferred rent	730	(68)	(2,227)	3,085
Deferred revenue	21,764	22,759	64,845	51,348
Other long-term liabilities	1,772	574	4,181	568

Net cash provided by operating activities	16,671	3,536	48,766	39,977

Cash flows from investing activities:
Purchases of property and equipment	(9,910)	(5,442)	(42,066)	(14,635)
Purchases of short-term investments	(93,704)	—	(240,626)	—
Sale of short-term investments	—	—	1,025	—
Maturities of short-term investments	36,673	—	42,473	—
Restricted cash	37	—	45	150

Net cash used in investing activities	(66,904)	(5,442)	(239,149)	(14,485)

Cash flows from financing activities:
Net proceeds from initial public offering	(15)	—	169,784	—
Net proceeds from follow-on offering	50,561		50,561
Proceeds from exercise of stock options	614	316	2,963	1,625
Proceeds (buyback) from early exercise of stock options	(75)	30	949	1,487
Tax benefit from exercise of stock options	1,161	41	1,694	62
Net proceeds from issuance of common stock	—	—	17,848	—
Purchases of common stock and restricted stock from stockholders	—	(15)	(1,960)	(15)

Net cash provided by financing activities	52,246	372	241,839	3,159

Foreign currency effect on cash and cash equivalents	—	586	(555)	980

Net increase (decrease) in cash and cash equivalents	2,013	(948)	50,901	29,631
Cash and cash equivalents at beginning of period	116,976	69,036	68,088	38,457

Cash and cash equivalents at end of period	$118,989	$68,088	$118,989	$68,088

Calculation of free cash flow (a non-GAAP measure):
Net cash provided by operating activities	$16,671	$3,536	$48,766	$39,977
Purchases of property and equipment	(9,910)	(5,442)	(42,066)	(14,635)

Free cash flow	$6,761	$(1,906)	$6,700	$25,342

ServiceNow, Inc.

Results of Operations GAAP to Non-GAAP Reconciliation

(in thousands except share and per share data)

(Unaudited)

	Three Months Ended
	December 31, 2012			December 31, 2011
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$62,886	$—	$62,886	$34,555	$—	$34,555
Professional services and other	12,276	—	12,276	4,623	—	4,623

Total revenues	75,162	—	75,162	39,178	—	39,178

Cost of revenues:
Subscription	20,076	(1,415)	18,661	8,750	(473)	8,277
Professional services and other	12,232	(610)	11,622	7,241	(122)	7,119

Total cost of revenues	32,308	(2,025)	30,283	15,991	(595)	15,396

Gross profit:
Subscription	42,810	1,415	44,225	25,805	473	26,278
Professional services and other	44	610	654	(2,618)	122	(2,496)

Total gross profit	$42,854	$2,025	$44,879	$23,187	$595	$23,782

Reconciliation of operating expenses:
Operating expenses:
Sales and marketing	$29,481	$(3,337)	$26,144	$18,521	$(1,210)	$17,311
Research and development	13,235	(2,375)	10,860	4,273	(441)	3,832
General and administrative	9,676	(1,612)	8,064	5,575	(1,000)	4,575

Total operating expenses	$52,392	$(7,324)	$45,068	$28,369	$(2,651)	$25,718

Reconciliation of income (loss) from operations, provision for income taxes, net income (loss), net income (loss) per share, and pro forma net income (loss) per share:
Income (loss) from operations	$(9,538)	$9,349	$(189)	$(5,182)	$3,246	$(1,936)

Income (loss) before provision for income taxes	$(9,082)	$9,349	$267	$(5,899)	$3,246	$(2,653)
Provision for income taxes	849	32	881	906	2	908

Net income (loss)	$(9,931)	$9,317	$(614)	$(6,805)	$3,244	$(3,561)

Net income (loss) attributable to common stockholders—Basic and Diluted	$(9,931)	$9,317	$(614)	$(6,960)	$3,244	$(3,716)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.08)	$0.08	$(0.00)	$(0.32)	$0.15	$(0.17)

Diluted	$(0.08)	$0.08	$(0.00)	$(0.32)	$0.15	$(0.17)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	124,000,655	—	124,000,655	21,515,078	—	21,515,078

Diluted	124,000,655	—	124,000,655	21,515,078	—	21,515,078

(1)	Adjustments include stock-based compensation and the related tax effect.

ServiceNow, Inc.

Results of Operations GAAP to Non-GAAP Reconciliation

(in thousands except share and per share data)

(Unaudited)

	Year Ended
	December 31, 2012			December 31, 2011
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$204,526	$—	$204,526	$110,886	$—	$110,886
Professional services and other	39,186	—	39,186	17,186	—	17,186

Total revenues	243,712	—	243,712	128,072	—	128,072

Cost of revenues:
Subscription	63,258	(3,929)	59,329	24,288	(997)	23,291
Professional services and other	40,751	(1,574)	39,177	22,336	(273)	22,063

Total cost of revenues	104,009	(5,503)	98,506	46,624	(1,270)	45,354

Gross profit:
Subscription	141,268	3,929	145,197	86,598	997	87,595
Professional services and other	(1,565)	1,574	9	(5,150)	273	(4,877)

Total gross profit	$139,703	$5,503	$145,206	$81,448	$1,270	$82,718

Reconciliation of operating expenses:
Operating expenses:
Sales and marketing	$103,837	$(10,189)	$93,648	$52,896	$(2,583)	$50,313
Research and development	39,333	(6,496)	32,837	11,276	(965)	10,311
General and administrative	34,117	(5,749)	28,368	16,046	(2,652)	13,394

Total operating expenses	$177,287	$(22,434)	$154,853	$80,218	$(6,200)	$74,018

Reconciliation of income (loss) from operations, provision for income taxes, net income (loss), net income (loss) per share, and pro forma net income (loss) per share:
Income (loss) from operations	$(37,584)	$27,937	$(9,647)	$1,230	$7,470	$8,700

Income (loss) before provision for income taxes	$(35,980)	$27,937	$(8,043)	$101	$7,470	$7,571
Provision for income taxes	1,368	333	1,701	1,758	20	1,778

Net income (loss)	$(37,348)	$27,604	$(9,744)	$(1,657)	$7,450	$5,793

Net income (loss) attributable to common stockholders—Basic	$(37,656)	$27,604	$(10,052)	$(2,282)	$3,281 (2)	$999

Net income (loss) attributable to common stockholders—Diluted	$(37,656)	$27,604	$(10,052)	$(2,282)	$3,673 (2)	$1,391

Net income (loss) per share attributable to common stockholders:
Basic	$(0.51)	$0.37	$(0.14)	$(0.11)	$0.16	$0.05

Diluted	$(0.51)	$0.37	$(0.14)	$(0.11)	$0.15	$0.04

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	73,908,631	—	73,908,631	20,154,088	—	20,154,088

Diluted	73,908,631	—	73,908,631	20,154,088	11,425,466 (3)	31,579,554

(1)	Adjustments include stock-based compensation and the related tax effect.
(2)	Adjustment includes stock-based compensation and the related tax effect, and an allocation of net income to participating preferred stockholders.
(3)

The effects of these dilutive securities were not included in the GAAP calculation of diluted income (loss) per share for the year ended December 31, 2011 because the effect would have been anti-dilutive.

ServiceNow, Inc.

Non-GAAP Billings Reconciliation

(in thousands)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Total revenues	$75,162	$64,345	$39,178	243,712	128,072
Deferred revenue, end of period	170,361	147,946	104,636	170,361	104,636
Less: deferred revenue, beginning of period	147,946	131,069	81,877	104,636	53,288

Billings	$97,577	$81,222	$61,937	$309,437	$179,420

ServiceNow, Inc.

Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of January 30, 2013. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company’s prospectuses filed on June 29, 2012 and November 15, 2012, the company’s Form 10-Q for the quarter ended June 30, 2012 filed on August 10, 2012, and the company’s Form 10-Q for the quarter ended September 30, 2012 filed on October 31, 2012. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Three Months Ended
March 31, 2013
Non-GAAP subscription gross margin	73% - 74%
Stock-based compensation expense	(2%)

GAAP subscription gross margin	71% - 72%

Non-GAAP professional services and other gross margin	0% - 4%
Stock-based compensation expense	(7%)

GAAP professional services and other gross margin	(7%) - (3%)

Non-GAAP total gross margin	62% - 63%
Stock-based compensation expense	(3%)

GAAP total gross margin	59% - 60%

Non-GAAP operating margin	(4%) - (2%)
Stock-based compensation expense	(12%)

GAAP operating margin	(16%) - (14%)

Non-GAAP basic and diluted net loss per share	($0.05) - ($0.04)
Stock-based compensation expense	($0.08)
Incremental non-GAAP tax expense (1)	$0.03

GAAP basic and diluted net loss per share	($0.10) - ($0.09)

(1)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP stock-based compensation expense adjustments.